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                                                                   EXHIBIT 10.23


                                 PROMISSORY NOTE


$7,500,000                                                     December 21, 1999

        FOR VALUE RECEIVED, the undersigned, the Advisory Beard Company, a Maryland corporation with its place of business at 600 New Hampshire Avenue, N.W., Washington, D.C., 20037, promises to pay to order of David G. Bradley, an individual with his principal residence at 2211 30th Street, N.W., Washington, D.C., 20008, the principal sum of $7,500,000, with interest at the rate of seven percent (7%) per annum, subject to the terms and conditions herein contained.

        1.      The principal sum shall be due and payable on December 21, 2000.

        2. Interest on the outstanding balance of the principal sum shall accrue at the rate of seven percent (7%) per annum from December 21, 1999 until this Note is paid in full, and shall include an interim interest payment on July 1, 2000.

        3. This Note may be prepaid in whole or in part at any time without penalty.

        4. This Note is secured by the cash, marketable securities, and membership fees receivable of the Advisory Board Company.

        5. Upon the occurrence of an Event of Default, as that term is defined below, and the continuation of any such Event of Default for a period of thirty days after the delivery of written notice to the undersigned setting forth such Event of Default, the unpaid balance of the principal and any interest accrued thereon shall, at the option of the holder hereof, at once become due and payable. The notice of default shall be deemed to be delivered if delivered to the undersigned or if sent by United States certified or registered mail to the undersigned at the address set forth above or at the last address furnished by it for such purpose.

        An Event of Default will be deemed to have occurred upon the happening of any of the following events:

                (a) Debtor fails to pay the principal payments and accrued interest when due in accordance with the Note.

                (b) Debtor files a voluntary proceeding under the Bankruptcy Code, or any involuntary petitions under the Bankruptcy Code are filed against the Debtor.

                (c) Any lien or other attachment is placed against the Collateral (other than the security interest created hereby) or a Writ of Execution is served against the Collateral.

        6. Any payment by the undersigned on this Note shall be credited first to any interest then due, and the remainder on the principal sum, and interest shall thereupon cease to accrue upon the amount so credited on the said principal sum.




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        7.      All installments of principal and interest hereunder shall be payable in lawful money of the United States.

IN WITNESS WHEREOF, the undersigned has set its hand and seal as of the day, month and year first hereinabove written.

Debtor:
The Advisory Board Company, Inc.

/s/Jeffrey D. Zients                              12/21/99
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Jeffrey D. Zients, President                      Date



Creditor:
/s/David G. Bradley                               December 28, '99
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David G. Bradley                                  Date






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